UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2011

THERMON GROUP HOLDINGS, INC. THERMON HOLDING CORP.

(Exact name of each Registrant as specified in its respective charter)

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Delaware	001-35159	27-2228185
Delaware	333-168915-05	26-0249310

100 Thermon Drive
San Marcos, Texas 78666
(Address of principal executive offices) (zip code)

(512) 396-5801
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2011, the board of directors of each of Thermon Group Holdings, Inc. (the “Company”) and Thermon Holding Corp. (together with the Company, the “Registrants”) elected Stephen A. Snider, formerly Chief Executive Officer and director of Exterran Holdings, Inc., a global natural gas compression services company, to serve as a director of the Registrants’ respective boards.  Following the election of Mr. Snider, each of the Registrants has seven members on its board of directors. Mr. Snider has been appointed to the audit, compensation, and nominating and corporate governance committees, and will serve as chair of the compensation committee, in each case for the boards of both Registrants.  In connection with the election of Mr. Snider, Charles A. Sorrentino resigned as chair of the Registrants’ compensation committees. Mr. Sorrentino remains Chairman of the boards of directors of both Registrants and a member of the audit, compensation, and nominating and corporate governance committees. There is no arrangement or understanding between Mr. Snider and any other person pursuant to which he was selected as a director. Mr. Snider will receive compensation for his service on the boards of directors of both Registrants in accordance with the Registrants’ standard compensatory arrangement for non-employee directors. A description of the compensatory arrangement for non-employee directors is set forth under the heading “Management—Compensation of directors” in the Company’s final prospectus dated May 4, 2011 (the “IPO Prospectus”) filed with the Securities and Exchange Commission on May 5, 2011 pursuant to Rule 424(b) of the Securities Act of 1933, as amended, which is incorporated herein by reference.

As previously disclosed in the IPO Prospectus under the heading “Compensation Discussion and Analysis—Elements of Our Compensation Program—Bonuses—Annual Bonuses,” the Company established a bonus pool for its incentive compensation plan for the fiscal year ended March 31, 2011 (“fiscal 2011”), with the bonus pool to be funded if Adjusted EBITDA exceeded fiscal 2011 targeted Adjusted EBITDA.  On June 2, 2011, the compensation committee, based on its subjective assessment of the Company and individual performance, determined the final fiscal 2011 bonus pool allocations, including with respect to named executive officers of the Company.  The amount of each annual bonus award and the total compensation for each named executive officer during fiscal 2011 has been recalculated to include the fiscal 2011 annual bonus award as follows:

Named Executive Officer	Bonus(1)	Total Compensation
Rodney Bingham	$251,000	$3,284,182
George P. Alexander	$221,000	$3,183,861
Jay Peterson	$140,500	$891,835
René van der Salm	$291,000	$1,988,807
Richard Hageman	$61,000	$1,189,206
David Ralph	$191,000	$1,368,091

(1) The fiscal 2011 amounts reported in this column consist of (i) a holiday bonus ($1,000 for Messrs. Bingham, Alexander, van der Salm, Hageman and Ralph and $500 for Mr. Peterson), (ii) a transaction bonus relating to the CHS Acquisition paid to Messrs. van der Salm, Hageman and Ralph in the amount of $140,000, $60,000 and $150,000, respectively, and (iii) an annual bonus with respect to fiscal 2011 performance paid to Messrs. Bingham, Alexander, Peterson, van der Salm and Ralph in the amount of $250,000, $220,000, $140,000, $150,000 and $40,000, respectively.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2011	THERMON GROUP HOLDINGS, INC. THERMON HOLDING CORP.
	By:	/s/ Jay Peterson
Chief Financial Officer